UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2024

WORTHINGTON ENTERPRISES, INC.

(Exact name of Registrant as Specified in Its Charter)

Ohio	001-08399	31-1189815
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 West Old Wilson Bridge Road
Columbus, Ohio		43085
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (614) 438-3210

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, Without Par Value	WOR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 17, 2024, Worthington Enterprises, Inc. (the “Company”) entered into a Note Purchase and Exchange Agreement (the “Note Agreement”) with PGIM, Inc., The Prudential Insurance Company of America, Pruco Life Insurance Company, and Prudential Legacy Insurance Company of New Jersey (collectively, “Prudential”). Pursuant to the terms of the Note Agreement, the Company issued a €36,700,000 principal amount unsecured 2.06% Series A Senior Note due August 23, 2031 (the “Series A Note”) and €55,000,000 aggregate principal amount of unsecured 2.40% Series B Senior Notes due August 23, 2034 (the “Series B Notes”, and together with the Series A Note, collectively, the “Senior Notes”). Subject to the terms and conditions of the Note Agreement, the Company sold to Prudential, and Prudential agreed to purchase from the Company, the Senior Notes in consideration for the exchange by Prudential to the Company (the “Note Exchange”) of (i) a €36,700,000 principal amount unsecured Series A Senior Note due August 23, 2031 (the “Existing Series A Note”) issued and sold by Worthington Industries International S.à r.l. (“Worthington Luxembourg”) and (ii) €55,000,000 aggregate principal amount of unsecured Series B Senior Notes due August 23, 2034 (the “Existing Series B Notes”, and together with the Existing Series A Note, collectively, the “Existing Notes”) issued and sold by Worthington Cylinders GmbH (“Worthington Austria” and, together with Worthington Luxembourg, collectively, the “Existing Issuers”), in each case, to Prudential pursuant to the terms of that certain Note Purchase and Private Shelf Agreement, dated as of August 23, 2019 (as amended, the “Existing Note Agreement”). The Senior Notes were issued in a private placement to Prudential.

Interest on the Senior Notes accrues at the rates set forth above and is payable quarterly. The Series A Note is to be repaid in the principal amount of €30,000,000, together with accrued interest, on August 23, 2029, with the remaining €6,700,000 principal amount payable on August 23, 2031, together with accrued interest. The Series B Notes are to be repaid in the aggregate principal amount of €23,300,000, together with accrued interest, on August 23, 2031, with the remaining €31,700,000 aggregate principal amount payable on August 23, 2034, together with accrued interest. The Senior Notes may be prepaid at the option of the Company, in accordance with the terms of the Note Agreement, at 100% of the principal amount to be prepaid plus accrued interest plus the defined “Yield-Maintenance Amount,” if any. The Senior Notes are also subject to repayment in connection with a required offer to repay the Senior Notes in the event of a defined “Change of Control” of the Company or upon acceleration in the case of a defined “Event of Default,” in each case in accordance with the terms of the Note Agreement.

The Note Agreement is substantially based on the terms of the Existing Note Agreement and provides for customary representations and warranties and affirmative covenants and also contains customary negative covenants providing limitations, subject to negotiated carve-outs, all similar to the Company’s other privately-placed debt obligations.

The Note Agreement requires that the ratio, for the Company and its consolidated subsidiaries on a consolidated basis, of (i) consolidated EBITDA for four consecutive fiscal quarters of the Company, taken as a single accounting period, to (ii) consolidated interest expense for such period, calculated as of the end of each fiscal quarter of the Company, be not less than 3.25:1, subject to adjustment as provided in the Note Agreement in the event that there is a comparable financial covenant in a defined “Material Debt Facility,” which would be more favorable to the holders of the Senior Notes. In addition, the Note Agreement requires that the ratio, for the Company and its consolidated subsidiaries on a consolidated basis, of (a) consolidated indebtedness to (b) consolidated indebtedness plus consolidated equity, calculated as of the end of each fiscal quarter of the Company, be not greater than 55%, subject to adjustment as provided in the Note Agreement in the event that there is a comparable financial covenant in a defined “Material Debt Facility,” which would be more favorable to the holders of the Senior Notes.

The terms of the Note Agreement include customary defined “Events of Default” such as payment defaults; material inaccuracies in representations or warranties; unremedied covenant defaults; bankruptcy, insolvency or occurrence of a similar event; cross-defaults to other material indebtedness; uninsured, unpaid material judgments; the occurrence of defined “ERISA Events” which could reasonably be expected to result in a material adverse effect; and any material provision of any of the Transaction Documents (as defined in the Note Agreement) ceasing to be enforceable. Upon the occurrence of certain payment-related Events of Default, the holders of the Senior Notes may, among other things, declare the Senior Notes held by them due and payable immediately and elect that interest accrue at the “Default Rate” provided for in each of the Senior Notes.

The foregoing descriptions of the Note Agreement and the Senior Notes are qualified in their entirety by reference to the full and complete terms of the Note Agreement and the forms of the Series A Note and the Series B Notes, which are included as Exhibit 4.1, Exhibit 4.2 and Exhibit 4.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference. The Note Agreement and the Senior Notes are attached to provide investors with information regarding their terms. The Note Agreement and the Senior Notes are not intended to provide any other factual or disclosure information about the parties thereto. The Note Agreement and the Senior Notes contain representations, warranties and covenants by the parties thereto, and those representations, warranties and covenants may apply standards of materiality in a way that is different from what may be viewed as material to investors. In addition, investors are not third-party beneficiaries under the Note Agreement or the Senior Notes. Accordingly, investors should not rely on the representations, warranties and covenants in the Note Agreement and the Senior Notes, or any description thereof, as characterizations of the actual state of facts or the parties’ condition. Investors should review the Note Agreement and the Senior Notes, or any descriptions thereof, not in isolation, but only in conjunction with the other information about the Company that it includes in reports, statements and other filings that the Company makes with the U.S. Securities and Exchange Commission.

Item 1.02 Termination of a Material Definitive Agreement.

The Company guaranteed the obligations of the Existing Issuers with respect to the Existing Notes and under the Existing Note Agreement pursuant to a Guaranty Agreement, dated as of August 23, 2019 (the “Existing Guaranty”). Pursuant to the Note Agreement, the Senior Notes are senior primary obligations of the Company and rank equal in right of payment with the existing unsecured and unsubordinated Indebtedness of the Company. After giving effect to the Note Exchange, the Existing Notes, the Existing Note Agreement and the Existing Guaranty shall each terminate in accordance with their respective terms and each shall no longer be in full force and effect.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K regarding the Note Agreement and the Senior Notes is hereby incorporated into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1

Note Purchase and Exchange Agreement, dated as of May 17, 2024, among Worthington Enterprises, Inc., on the one hand, and PGIM, Inc., The Prudential Insurance Company of America, Pruco Life Insurance Company, and Prudential Legacy Insurance Company of New Jersey, on the other hand.

4.2	Form of 2.06% Series A Senior Note Due August 23, 2031, issued on May 17, 2024, by Worthington Enterprises, Inc. (included as Exhibit A-1 within Exhibit 4.1).

4.3	Form of 2.40% Series B Senior Notes Due August 23, 2034, issued on May 17, 2024, by Worthington Enterprises, Inc. (included as Exhibit A-2 within Exhibit 4.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORTHINGTON ENTERPRISES, INC.

Date:	May 23, 2024	By:	/s/Patrick J. Kennedy
Patrick J. Kennedy, Vice President - General Counsel and Secretary